As filed with the Securities and Exchange Commission on July 22, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FUTURE FINTECH GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	98-0222013
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Americas Tower, 1177 Avenue of The Americas,
Suite 5100, New York, NY 10036

(888) 622-1218

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Shanchun Huang

Chief Executive Officer

Americas Tower, 1177 Avenue of The Americas,
Suite 5100, New York, NY 10036

(888) 622-1218

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Jeffrey Li

FisherBroyles, LLP

1200 G Street, NW, Suite 800

Washington, D.C. 20005

(202) 830-5905

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered (1)	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (3)
Common Stock, $0.001 par value per share
Preferred Stock
Warrants
Units
Total		N/A	$200,000,000	$21,820

(1)	There is being registered hereunder an indeterminate number of shares of (a) common stock, (b) preferred stock, (c) warrants to purchase common stock or preferred stock of the Registrant, and (d) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $200,000,000. Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	The proposed maximum offering price per share and proposed maximum aggregate offering price for each type of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 22, 2021

PRELIMINARY PROSPECTUS

Future FinTech Group Inc.

$200,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer from time to time shares of our common stock, par value $0.001 (“Common Stock”), preferred stock, warrants and units that include any of these securities. The aggregate initial offering price of the securities sold under this prospectus will not exceed $200,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Each time we sell securities hereunder, we will attach a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the securities to the public. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

The securities hereunder may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “About This Prospectus” for more information.

Our Common Stock is quoted on the NASDAQ Capital Market under the symbol “FTFT.” On July 21, 2021, the last reported sale price of our Common Stock as quoted on the NASDAQ Capital Market on that date was $ 2.64 per share.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 4 of this prospectus. In addition, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ●, 2021.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the Securities and Exchange Commission (the “SEC”), includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $200,000,000.

This prospectus provides certain general information about the securities that we may offer hereunder. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement will contain the specific information about the terms of the offering. In each prospectus supplement, we will include the following information:

●	the number and type of securities that we propose to sell;

●	the public offering price;

●	the names of any underwriters, agents or dealers through or to which the securities will be sold;

●	any compensation of those underwriters, agents or dealers;

●	any additional risk factors applicable to the securities or our business and operations; and

●	any other material information about the offering and sale of the securities.

In addition, the prospectus supplement may also add, update or change the information contained or incorporated in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. You should read and consider all information contained in this prospectus and any accompanying prospectus supplement in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus.

As used in this prospectus, “Future FinTech Group Inc.,” “Future FinTech”, “FTFT”, the “Company,” “we,” “our” or “us” refers to Future FinTech Group Inc., and its subsidiaries and variable interest entity on a consolidated basis, unless otherwise indicated. “China” and the “PRC” refer to the People’s Republic of China.

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The Company

Overview

Future FinTech is a holding company incorporated under the laws of the State of Florida. The Company historically engaged in the production and sale of fruit juice concentrates (including fruit purees and fruit juices), fruit beverages (including fruit juice beverages and fruit cider beverages) in the PRC. Due to drastically increased production costs and tightened environmental laws in China, the Company had transformed its business from fruit juice manufacturing and distribution to a real-name blockchain based e-commerce platform that integrates blockchain and internet technology. The main business of the Company includes an online shopping platform, Chain Cloud Mall (CCM), which is based on blockchain technology; a blockchain-based application incubator; and technical service and support for real name and blockchain based assets and their operating entities; and the application and development of blockchain-based e-commerce technology and financial technology. The Company is also expanding into financial service business. On July 13, 2020, the Company entered into a Share Exchange Agreement, amended on April 19, 2021, with Joy Rich Enterprises Limited (“Joy Rich”) to acquire 90% of the issued and outstanding shares of Nice Talent Asset Management Limited (“NTAM”), a Hong Kong-based asset management company, from Joy Rich. NTAM is licensed under the Securities and Futures Commission of Hong Kong (“SFC”) to carry out regulated activities in Type 4: Advising on Securities and Type 9: Asset Management. Due to the Covid-19 outbreak, the approval process with the SFC has been delayed which has caused the delay of the closing of the transaction. On June 17, 2021, SFC approved the change of substantial shareholder of NTAM and the parties expect to close the transaction by the end of July 2021.

In December 2019, a novel strain of coronavirus (COVID-19) was reported and has spread in China and other parts of the world. The Company’s business and operations were affected by the outbreak of COVID-19 in China. The Company’s promotion strategy of CCM Shopping Mall previously mainly relied on the training of members and distributors through meetings and conferences. Although China has already begun to recover from the outbreak of COVID-19, the Chinese government still put a restriction on large gatherings. These restrictions made the promotion strategy for its online e-commerce platforms difficult to implement and the Company has experienced difficulties to subscribe new members for its online e-commerce platforms. Due to the lack of new subscribers, in June 2021, the Company suspended its cross-border e-commerce platform (NONOGIRL) which was officially launched in July 2020. Also, during the second quarter of 2021, the Company began to provide supply chain financing and services for coal mines and power generation plants.

Chain Cloud Mall adopts a “multi-vendor hosted stores + platform self-hosted stores” model. The platform supports various marketing methods, including point rewards programs, coupons, live webcasts, game interaction, and social media sharing. Besides the blockchain-powered features, CCM is also fully equipped with the same functions and services that other Chinese leading traditional e-commerce platforms provide, however, its business and subscription of new members have been negatively impacted by the outbreak of COVID-19.

Based on blockchain technology, CCM is established to transform the relationship between companies and consumers from traditional selling and buying relationship to a value-sharing relationship. The platform fairly distributes the benefit of the entire mall to users who has engaged in the promotion, development, and consumption based on their contributions to the platform. The members of CCM are not only consumers and entrepreneurs but also participants, promoters and beneficiaries. The CCM shared shopping mall platform is designed to be a block-chain based shopping mall for merchants and goods, not the exchange of digital currencies, and it only accepts payment from credit cards, Alipay and WeChat.

Our Organizational Structure

The Company’s organizational chart as of the date of this registration statement is as follows:

Impact of COVID-19 on our Business

In December 2019, a novel strain of coronavirus was reported and has spread throughout China and other parts of the world. On March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic”. In early 2020, Chinese government took emergency measures to combat the spread of the virus, including quarantines, travel restrictions, and the temporary closure of office buildings and facilities in China.  Substantially all of our revenues are generated in China.  In response to the evolving dynamics related to the COVID-19 outbreak, the Company is following the guidelines of local authorities as it prioritizes the health and safety of its employees, contractors, suppliers and business partners. Our offices in China were closed and all of the Company’s employees worked from home at the end of January until late March 2020. The quarantines, travel restrictions, and the temporary closure of office buildings have negatively impacted our business. Our suppliers were negatively affected, and could continue to be negatively affected in their ability to supply and ship products to our customers in case of any resurgence of COVID-19. Our customers that have been negatively impacted by the outbreak of COVID-19 may reduce their budgets to purchase products and services from us, which may materially adversely impact our revenue. The business operations of the third parties’ stores on our e-commerce platform have been and could continue to be negatively impacted by the outbreak, which may in turn adversely affect the business of our platform as a whole as well as our financial condition and operating results. The outbreak has had and might continue to have disruption to our supply chain, logistics providers, customers or our marketing activities in case of any resurgence of COVID-19, which could materially adversely impact our business and results of operations. Some of our customers, contractors, suppliers and other business partners are small and medium-sized enterprises (SMEs), which may not have strong cash flows or be well capitalized, and may be vulnerable to an epidemic outbreak and slowing macroeconomic conditions. If the SMEs that we work with cannot weather the COVID-19 and the resulting economic impact, or cannot resume business as usual after a prolonged outbreak, our revenues and business operations may be materially and adversely impacted. The Company’s promotion strategy of CCM Shopping Mall previously mainly relied on the training of members and distributors through meetings and conferences. Although China has already begun to recover from the outbreak of COVID-19, the Chinese government still put a restriction on large gatherings. These restrictions made the promotion strategy for our online e-commerce platforms difficult to implement and the Company has experienced difficulties to subscribe new members for its online e-commerce platforms.

The global economy has also been materially negatively affected by the COVID-19 and there is continued severe uncertainty about the duration and intensity of its impacts. The Chinese and global growth forecast is extremely uncertain, which would seriously affect customer spending on our online shopping malls.

While the potential economic impact brought by, and the duration of COVID-19 and its new variants may be difficult to assess or predict, a widespread pandemic could result in significant disruption of global financial markets, reducing our ability to access capital, which could negatively affect our liquidity. In addition, a recession or market correction resulting from the spread of COVID-19 and its new variants could materially affect our business and the value of our common stock.

Further, as we do not have access to a revolving credit facility, there can be no assurance that we would be able to secure commercial debt financing in the future in the event that we require additional capital. We currently believe that our financial resources will be adequate to see us through the outbreak. However, in the event that we do need to raise capital in the future, outbreak-related instability in the securities markets could adversely affect our ability to raise additional capital.

Consequently, our results of operations have been materially and adversely affected by COVID-19 pandemic. Any potential further impact to our results will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19, new variants of COVID-19, the efficacy and distribution of COVID-19 vaccines and the actions taken by government authorities and other entities to contain the COVID-19 or treat its impact, almost all of which are beyond our control.

Corporate Information

Our principal executive office is located at Americas Tower, 1177 Avenue of The Americas,
Suite 5100, New York, NY 10036, tel. 888-622-1218. Our registered agent in the United States is Unisearch, Inc., 155 Office Plaza Drive, Tallahassee, FL 32301, (800) 722-0708. Our website address is https://www.ftft.com/. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

The Offering

Issuer	Future FinTech Group, Inc.

Securities We May Offer	We may offer up to $200,000,000 in aggregate amount of our common stock and preferred stock, warrants, either individually or in units.

Use of Proceeds	We will use the net proceeds from the sale of our securities for general corporate purposes.

Risk Factors	See “Risk Factors” on page 4 and other information we include or incorporate by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NASDAQ Capital Market Symbol	FTFT

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth below, under the caption “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as in any applicable prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

These risks could materially affect our business, results of operation or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Risks Related to Our Securities and the Offering

Future sales or other dilution of our equity could depress the market price of our Common Stock.

Sales of our Common Stock, preferred stock, warrants, units or any combination of the foregoing in the public market, or the perception that such sales could occur, could negatively impact the price of our Common Stock. If one or more of our shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our Common Stock could be negatively affected.

In addition, the issuance of additional shares of our Common Stock, securities convertible into or exercisable for our Common Stock, other equity-linked securities, including preferred stock or warrants or any combination of the securities pursuant to this prospectus will dilute the ownership interest of our common shareholders and could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale of our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

We may be deemed as an investment company, which could result in us being required to register as an investment company under the Investment Company Act of 1940 (the “1940 Act”) and becoming subject to the registration and other requirements of the 1940 Act.

We currently own minority ownership of Nova Realm City (“NRC”) and InUnion Chain Ltd. (“InUnion”).

Under the Investment Company Act of 1940: (a) Definitions

(1) When used in this subchapter, “investment company” means any issuer which—

(A) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities;

(B) is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or

(C) is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer’s total assets (exclusive of government securities and cash items) on an unconsolidated basis.

(b) Exemption from provisions

Notwithstanding paragraph (1)(C) of subsection (a), none of the following persons is an investment company within the meaning of this subchapter:

(1) Any issuer primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding, or trading in securities.

We primarily engage in e-commerce and supply chain service businesses that we believe fall into the exemption quoted under (b)(1) above, and do not consider ourselves to be an investment company. If we were to be deemed an “Investment Company” which could result in us being required to register as an investment company under the 1940 Act and becoming subject to the registration and other requirements of the 1940 Act.

The 1940 Act and the rules thereunder contain detailed parameters for the organization and operations of investment companies. Among other things, the 1940 Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, prohibit the issuance of stock options and impose certain governance requirements. We intend to conduct our operations so that we will not be deemed to be an investment company under the 1940 Act, which could prevent us engaging in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of our total assets. Also, if anything were to happen which would require the Company to register as an investment company under the 1940 Act, requirements imposed by the 1940 Act, including limitations on our capital structure, ability to transact business with affiliates and ability to compensate key employees, could have negatively impact on our business and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included in our periodic reports filed with the SEC and in the “Risk Factors” section of this prospectus.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, increasing our working capital, financing of ongoing operating expenses and overhead, reducing indebtedness, investments in new businesses, capital expenditures, and possible acquisitions or business expansions.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and certain provisions of our certificate of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Second Amended and Restated Articles of Incorporation, as amended (“Articles of Incorporation”), our Amended and Restated Bylaws (“Bylaws”), and applicable provisions of the Florida Business Corporation Act (the “FBCA”).

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our Articles of Incorporation and Bylaws, which have been filed with and are publicly available from the SEC.

Our authorized capital stock consists of 300,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. Currently, we have no other authorized classes of stock.

DESCRIPTION OF COMMON STOCK

As of July 21, 2021, there were 67,274,192 shares of our Common Stock outstanding, held by approximately 86 stockholders of record.

Our Common Stock is currently traded on the NASDAQ Capital Market under the symbol “FTFT.”

Holders of shares of our Common Stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Except if a greater plurality is required by the express requirements of law or our Articles of Incorporation, the affirmative vote of a majority of the shares of voting stock represented at a meeting of shareholders at which there shall be a quorum present shall be required to authorize all matters to be voted upon by our shareholders. According to our charter documents, holders of our Common Stock do not have preemptive rights and are not entitled to cumulative voting rights.  There are no conversion or redemption rights or sinking funds provided for our shareholders.  Shares of our Common Stock share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available for distribution as dividends.  In the event of our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.  All issued and outstanding shares of Common Stock are fully paid and nonassessable. Shares of our Common Stock that may be offered for resale, from time to time, under this prospectus will be fully paid and nonassessable.

Anti-Takeover Effects of Certain Provisions of Florida Law

As a Florida corporation, we are subject to certain provisions of the FBCA that have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. Our Articles of Incorporation and Bylaws also contain other provisions which could have anti-takeover effects. These provisions include, without limitation, the authority of our Board of Directors to issue additional shares of preferred stock and to fix the relative rights and preferences of the preferred stock without the need for any shareholder vote or approval, as discussed above, and advance notice procedures to be complied with by our shareholders in order to make shareholder proposals or nominate directors.

In addition, the FBCA prohibits the voting of shares in an “issuing public corporation” that are acquired in a “control share acquisition” unless the board of directors of the corporation approves the control share acquisition before the acquisition or the holders of a majority of the corporation’s voting shares (excluding shares held by officers of the corporation, inside directors of the corporation or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition. An “issuing public corporation” is a corporation that has (i) 100 or more shareholders, (ii) its principal place of business, its principal office or substantial assets in Florida and (iii) either more than 10% of its shareholders residing in Florida, more than 10% of its shares owned by Florida residents or 1,000 shareholders residing in Florida. “Control Shares” are defined in the FBCA as shares acquired by a person, either directly or indirectly, that when added to all other shares of the issuing corporation owned by that person, would entitle that person to exercise, either directly or indirectly, voting power in the election of directors within any of the following ranges: (i) 20% or more but less than 33% of all voting power of the corporation’s voting securities; (ii) 33% or more but less than a majority of all voting power of the corporation’s voting securities; or (iii) a majority or more of all of the voting power of the corporation’s voting securities. These provisions do not apply to shares acquired under, among other things, an agreement or plan of merger or share exchange effected in compliance with the relevant provisions of the FBCA and to which the corporation is a party, or an acquisition of shares previously approved by the board of directors of the corporation.

The FBCA also prohibits a publicly held Florida corporation from engaging in a number of mergers, consolidations, dispositions of assets, or other business combinations or extraordinary corporate transactions (each such transaction, an “affiliated transaction”) with an “interested shareholder” for a period of three years following the time that such shareholder became an interested shareholder unless: (x) prior to such shareholder becoming an interested shareholder, the board of directors of the corporation approved either the affiliated transaction or the transaction which resulted in the shareholder becoming an interested shareholder; (y) upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85 percent of the outstanding voting shares of the corporation (other than shares held by directors who are also officers and certain employee benefit plans); or (z) the affiliated transaction is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting shares which are not owned by the interested shareholder. An “interested shareholder” is any person who, together with such person’s affiliates and associates, beneficially owns 15% or more of the outstanding voting stock of a corporation. The above approval is not required if (i) a majority of the disinterested directors has approved the affiliated transaction, (ii) the corporation has not had more than 300 shareholders of record at any time during the three years preceding the date of the transaction’s announcement, (iii) the interested shareholder has been the beneficial owner of at least 80% of the corporation’s outstanding voting shares for at least three years preceding the date of the transaction’s announcement, (iv) the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors, (v) the corporation is an investment company registered under the Investment Company Act of 1940, or (vi) the consideration that holders of each class or series of stock of the corporation will receive in the affiliated transaction meets certain minimum levels determined by a formula under the FBCA.

DESCRIPTION OF PREFERRED STOCK

As of the date of this prospectus, no shares of preferred stock had been issued or were outstanding. Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock by us could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of our company or other corporate action.

We will file as an exhibit to the Registration Statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation or amendment to our Certificate of Incorporation that describes the terms of any series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include, but not be limited to, the following: (i) the title and stated value; (ii) the number of shares we are offering; (iii) the liquidation preference per share; (iv) the purchase price; (v) the dividend rate, period and payment date and method of calculation for dividends; (vi) whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate; (vii) the provisions for a sinking fund, if any; (viii) the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights; (ix) whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period; (x) whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period; (xi) voting rights, if any, of the preferred stock; (x) preemptive rights, if any; (xi) restrictions on transfer, sale or other assignment, if any; (xii) a discussion of any material United States federal income tax considerations applicable to the preferred stock; (xiii) the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; (xiv) any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs and (xv) any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Common Stock and/or preferred stock in one or more series. We may issue warrants independently or together with Common Stock and/or preferred stock and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the Registration Statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase Common Stock or preferred stock, the number of shares of Common Stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including in the case of warrants to purchase Common Stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the Company in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the Company for warrant exercise.

If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue, in one more series, units consisting of Common Stock, preferred stock and/or warrants for the purchase of Common Stock and/or preferred stock in any combination. The applicable prospectus supplement will describe:

●	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

●	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold from time to time pursuant to one or more of the following methods:

●	through agents;

●	to or through underwriters;

●	to or through broker-dealers (acting as agent or principal);

●	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

●	directly to purchasers, through a specific bidding or auction process or otherwise; or

●	through a combination of any such methods of sale.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

●	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

●	the terms of the offering;

●	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

●	any over-allotment option under which any underwriters may purchase additional securities from us; and

●	any initial public offering price.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

●	transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded;

●	in the over-the-counter market;

●	in negotiated transactions;

●	under delayed delivery contracts or other contractual commitments; or

●	a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our securities.

If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter and the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by FisherBroyles, LLP.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the years ended December 31, 2020 and 2019 have been audited by B F Borgers CPA PC, as set forth in its reports, and are included in reliance on such report given on the authority of said firms as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on April 15, 2021;

2.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed on May 17, 2021;

3.	The Company’s Current Reports on Forms 8-K filed on July 16, 2021, June 28, 2021, June 11, 2021, June 2, 2021, April 29, 2021 and April 19, 2021;

4.	The description of our common stock in our Form 8-A, filed April 19, 2010 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in our Registration Statement on Form S-1 (File No. 333-159959) filed on June 12, 2009 and declared effective by the SEC on July 23, 2009, and any amendment or report filed with the SEC for purposes of updating such description.

We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all the securities registered hereunder or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference in this prospectus, without charge, by written or oral request directed to Future FinTech Group Inc., Attention: Investor Relations Department, Americas Tower, 1177 Avenue of The Americas, Suite 5100, New York, NY 10036 , tel. 888-622-1218, or from the SEC through the SEC’s website at the web address provided below.

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the Registration Statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because our Common Stock is listed on the NASDAQ Capital Market, you may also inspect reports, proxy statements and other information at the offices of the NASDAQ Capital Market.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by us in connection with the offering of our securities being registered hereby. All amounts shown are estimates except the SEC registration fee.

Registration fee		$21,820

Legal fees and expenses		*

Accounting fees and expenses		*

Printing and miscellaneous expenses		*

Total expenses	$	*

*	Estimated expenses are presently not known and cannot be estimated.

Item 15. Indemnification of Directors and Officers.

The Florida Business Corporation Act provides that a person who is successful on the merits or otherwise in defense of an action because of service as an officer or director of a corporation, is entitled to indemnification of expenses actually and reasonably incurred in such defense.

Such act also provides that the corporation may indemnify an officer or director and advance expenses if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe his conduct was unlawful.

A court may order indemnification of an officer or director if it determines that such person is fairly and reasonably entitled to such indemnification in view of all the relevant circumstances.

Article VIII of our Second Amended and Restated Articles of Incorporation, as amended, authorizes us, among other things, to indemnify our officers, directors, employees or agents against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with certain actions, suits or proceedings if they acted in good faith and in a manner in which they reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful. Article VII of our Amended and Restated Bylaws authorizes us to indemnify our officers and directors to the fullest extent authorized or permitted by the Florida Business Corporation Act.

Our Bylaws provide that we will indemnify our directors and officers from liabilities incurred by them in connection with actions, suits or proceedings in which they are involved by reason of their acting as our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 16. Exhibits.

The exhibits listed below are filed (except where otherwise indicated) as part of this Registration Statement.

Exhibit Number	Description
3.1	Second Amended and Restated Articles of Incorporation, dated June 6, 2017. Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Commission on June 9, 2017.
3.2	Amended and Restated Bylaws, dated June 6, 2017. Incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the Commission on June 9, 2017.
3.3	Articles of Amendment to the Articles of Incorporation of the Registrant filed with the Department of State of Florida on March 14, 2018. Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Commission on March 16, 2018.
3.4	Articles of Amendment to the Second Amended and Restated Articles of Incorporation of the Registrant filed with the Department of State of Florida on March 18, 2021. Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Commission on March 23, 2021
4.1	Form of Warrant Agreement, including form of Warrant.*
4.2	Form of Unit Agreement.*
5.1	Opinion of FisherBroyles, LLP.**
23.1	Consent of B F Borgers CPA P.C.**
23.2	Consent of FisherBroyles, LLP (included in legal opinion filed as Exhibit 5.1).**
24.1	Powers of Attorney (included on signature page).**

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.

**	Filed herewith.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) If and when applicable, the Registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on July 22, 2021.

FUTURE FINTECH GROUP INC.

By:	/s/ Shanchun Huang
Shanchun Huang
Chief Executive Officer
(Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shanchun Huang and Ming Yi, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this registration statement on Form S-3, including, without limitation, any post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name and Title	Date

/s/ Shanchun Huang
Shanchun Huang	July 22, 2021
Chief Executive Officer and Director (principal executive officer)

/s/ Ming Yi
Ming Yi	July 22, 2021
Chief Financial Officer
(principal financial officer and accounting officer)

/s/Fuyou Li
Fuyou Li, Director and Chairman of the Board	July 22, 2021

/s/ Johnson Lau
Johnson Lau, Director	July 22, 2021

/s/Ying Li
Ying Li, Director	July 22, 2021

/s/ Mingjie Zhao
Mingjie Zhao, Director	July 22, 2021

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